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                                                                    EXHIBIT 3.15



                                     BYLAWS

                                       OF

                             LIFELINK NATIONAL, INC.
                             A DELAWARE CORPORATION



                                    ARTICLE 1

                                NAME AND OFFICES

        1.1. Name. The name of this corporation shall be Lifelink National, Inc. ("Corporation").

        1.2. Principal Office. The principal place of business of Corporation shall be located at 23046 Avenida De La Carlotta, Suite 700, Laguna Hills, California 92653. Corporation may designate such other offices, both within and outside of the State of Texas, as the board of directors of Corporation may deem necessary, advisable, or appropriate.

        1.3. Registered Agent. The name and address of Corporation's initial agent for service of process are the Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.


                                    ARTICLE 2

                       SHAREHOLDERS AND SHAREHOLDER VOTING

        2.1. Annual Meeting of Shareholders.

             2.1.1. Time, Place, and Purposes. The annual meeting of shareholders shall be held at 9:00 a.m. on the third Tuesday of every November. If such day falls on a legal holiday, then the annual meeting shall be held on the next business day. The annual shareholders' meeting shall be held at Corporation's principal office unless a different place is designated in the notice of meeting. The purposes of the annual shareholders' meeting shall include the election of directors to Corporation's board of directors, consideration of the annual report reflecting Corporation's financial condition at the close of the last fiscal year, and the transaction of such other business as may be brought before the meeting. The directors elected at any annual meeting shall serve until the election and qualification of their successors.

             2.1.2. Notice of Annual Meeting. The secretary of Corporation shall cause a written or printed notice of the annual shareholders' meeting to be delivered to each shareholder at least ten (10), but no more than sixty (60), calendar days prior to the date of the annual meeting. Such notice shall state those matters which the board of




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directors, at the time of the mailing of notice, intends to present for action by the shareholders. Such notice shall be deemed duly given when deposited in the United States mail, postage prepaid, addressed to each shareholder at his, her, or its address reflected in the share transfer records of Corporation.

             2.1.3. Waiver of Notice. Notice of any annual or special shareholders' meeting may be waived by a shareholder's written consent, whether executed before or subsequent to such meeting. The attendance of any shareholder or his, her, or its representation by proxy, at any meeting of shareholders shall be deemed a waiver of the prescribed notice.

             2.1.4. Transaction of Business at Special Meetings. In the event that the annual shareholders' meeting is not held as provided, the election of directors and any other business which might have been transacted at such annual meeting may be transacted at any special meeting of shareholders called for such purpose.

        2.2. Special Meetings. Unless otherwise prescribed by statute, Corporation's certificate of incorporation, or these bylaws, special meetings of Corporation's shareholders may be called for any purpose by Corporation's president, board of directors, chairman of the board, or the holders of not less than ten percent (10%) of all shares entitled to vote at such meeting by giving the same notice as required for an annual meeting. Business transacted at any special meeting shall be confined to the purpose or purposes described in the notice given to the shareholders.

        2.3. Quorum and Voting.

             2.3.1. Quorum. At any annual or special meeting of shareholders, the holders of a majority of the outstanding shares of Corporation's common stock entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of shareholders for the purpose of conducting business at any such meeting. The shareholders present at a duly noticed and convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The shareholders present in person or by proxy at any shareholders' meeting at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the aborted meeting.

             2.3.2. Proxies. At any annual or special meeting of shareholders, a shareholder may vote in person or by proxy executed in writing by such shareholder. A proxy may only be given to another shareholder of Corporation. Such proxy shall be filed with the secretary of Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.




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             2.3.3. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a shareholders' meeting. The affirmative vote of the holders of a majority of the shares present and entitled to vote at any duly convened shareholders' meeting at which a quorum is present shall decide any question unless the vote of a greater number of shares is required by Delaware law, Corporation's certificate of incorporation, these bylaws, or an agreement among the shareholders.

             2.3.4. Action by Unanimous Written Consent of the Shareholders. Any action required or permitted to be taken at any annual or special meeting of Corporation's shareholders may be taken without a meeting if all of the shareholders entitled to vote on a particular matter unanimously execute a written consent setting forth the action(s) to be taken.

        2.4. Record Date. The board of directors may fix a time in the future as a record date for determination of the shareholders entitled to: (i) receive notice of any meeting or to vote thereat, (ii) give written consent to any corporation action without a meeting, (iii) receive payment of any dividend or other distribution or allotment of any rights, or (iv) exercise any rights with respect to any other lawful action. The record date so fixed shall be not more than sixty (60) nor less than ten (10) calendar days prior to the date of any meeting (when applicable) of the shareholders nor more than sixty (60) calendar days prior to any other action (when applicable).


                                    ARTICLE 3

                               BOARD OF DIRECTORS

        3.1. General Powers. Subject to the limitations set forth in Corporation's certificate of incorporation and these bylaws (if any), the affairs of Corporation shall be governed by its board of directors. The directors shall in all cases act as a board and, within the parameters of these bylaws, may adopt such rules and regulations for the conduct of their meetings as they may deem proper. The board of directors has the power and authority to elect officers of Corporation, to prescribe and fix to declare dividends, and, generally, to exercise all powers necessary for the guidance and transaction of Corporation's business.




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        3.2. Number and Qualification. The initial board of directors of
Corporation shall consist of three (3). The number of directors which shall constitute the whole board shall be not less than three (3) nor more than seven
(7). The directors shall be elected by Corporation's shareholders. The authorized number of directors may be changed by a duly adopted resolution of the board of directors or shareholders or an amendment to these bylaws.

        3.3. Term of Office. The term of office for each director shall be one
(1) year, expiring upon the holding of the next annual meeting of Corporation's shareholders. However, each director shall serve as a member of the board of directors unless and until the shareholders elect a duly qualified successor.

        3.4. Vacancies. Any vacancy on the board of directors created by the death, resignation, or removal of a director may be filled by the affirmative vote of a majority of the remaining directors or at a special meeting of the shareholders called for such purpose. An individual appointed to fill a vacancy on the board of directors shall serve until the expiration of his or her predecessor's term and until the shareholders elect a duly qualified successor.

        3.5. Removal. Any director may be removed for just cause by the affirmative vote of the holders of a majority of Corporation's shares represented in person or by proxy at a meeting at which a quorum is present. A director may be removed without a showing of just cause upon the affirmative vote of the holders of a majority of all of Corporation's shares entitled to vote on such matter; provided, however, that no director may be removed without just cause when the votes cast against such removal would be sufficient to elect such director if voted cumulatively at an election at which the entire number of authorized directors were then being elected.

        3.6. Resignation. Any director may resign from the board of directors at any time by giving written notice to the president or the secretary of Corporation. The acceptance of such resignation shall be necessary to make it effective.


                                    ARTICLE 4

                       MEETINGS OF THE BOARD OF DIRECTORS

        4.1. Annual Meetings. An annual meeting of the board of directors of Corporation shall be held, without any notice other than this bylaw, immediately following the annual meeting of shareholders. Failure to hold the annual meeting at the designated time shall not constitute a forfeiture or dissolution of Corporation. The board of directors may hold the annual board meeting at any time thereafter.




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        4.2. Special Meetings. Regular meetings of the board of directors of
Corporation may be held, with or without notice, at such time and place as from time to time determined by the board.

        4.3. Special Meetings. Special meetings of the board of directors may be called by any officer or director of Corporation at any reasonable time by giving notice to each director at least four (4) calendar days prior to the date of such meeting if notice is given by mail or at least forty-eight (48) hours prior to the holding thereof if the notice is delivered personally or given by telephone, telegraph, or facsimile transmission.

        4.4. Notice. Any notice required or permitted to be given to directors prior to any annual, regular, or special meeting shall be sent to each director via personal delivery, United States first-class mail, or via telephone, telegraph, or facsimile transmission. Notices sent via United Stated mail shall be deemed delivered no later than two (2) business days from mailing if postage is prepaid and the notice is addressed to the director at his or her last known address. Notices sent via personal delivery, telephone, telegraph, or facsimile transmission shall be deemed delivered when the notice is actually received. Each director shall furnish Corporation's secretary with a current address, telephone number, and facsimile number to which such notices may be delivered. If a director(s) does not provide such information, then Corporation's secretary may send such director's notice to Corporation's principal office. Neither the business to be transacted at, nor the purpose of, any annual, regular, or special meeting of the board of directors must be specified in the notice or waiver of notice of such meeting.

        4.5. Waiver of Notice. Whenever any notice is required to be given to any director pursuant to the provisions of these bylaws or Delaware law, such notice may be waived by the written consent of the director entitled to such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully noticed or convened.

        4.6. Place of Meeting. The board of directors may designated any place, either within or outside of the State of California, as the place for holding any annual, regular, or special meeting. Absent such designation, any meeting of the board of directors shall be held at Corporation's principal office.




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        4.7. Quorum. At any annual, regular, or special meeting of the board of directors, a majority of the members on the board of directors shall constitute a quorum of directors for the purpose of conducting business. If less than a quorum is present at a meeting, the directors present may adjourn the meeting without further notice until a quorum is present. The directors present at a duly noticed and convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

        4.8. Manner of Acting. The chairman of the board shall preside over all meetings of the board of directors. In the absence of the chairman, any director designated by the board of directors shall preside. Except as provided in Corporation's certificate of incorporation, these bylaws, or Delaware law, the board of directors may act by the affirmative vote of a majority of the directors present at a board meeting at which a quorum is present. Directors may not vote by proxy.

        4.9. Presumption of Assent. A director of Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless such director files his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment of the meeting or forwards such dissent by registered mail to the secretary of Corporation immediately after the adjournment of the meeting. A director who voted in favor of an action shall not have a right to dissent.

        4.10. Action by Unanimous Written Consent of the Directors. Any action required or permitted to be taken at any annual, regular, or special meeting of Corporation's directors may be taken without a meeting if all of the directors entitled to vote on the subject at issue unanimously execute a written consent setting forth the action(s) to be taken.


                                    ARTICLE 5

                                    OFFICERS

        5.1. Number. Corporation's officers shall be a president, secretary, and chief financial officer and such other officers and assistant officers and agents as the board of directors from time to time may deem necessary or appropriate. Any two (2) or more offices may be held by the same person.

        5.2. Election and Term of Office. At the organizational meeting of Corporation's board of directors, the board shall elect the initial officers of Corporation. All officers shall hold office at the pleasure of the board of directors until replaced or until their respective deaths, resignations, or removal.




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        5.3. Removal. An officer or Corporation may be removed for just cause by the affirmative vote of a majority of all members on the board of directors when, in the board's judgment, the best interests of Corporation would be serves thereby. However, such removal shall be without prejudice to the contract rights, if any, of the person so removed. To remove any officer of Corporation without just cause, the action must be approved by the affirmative vote of at least two-thirds (2/3) of the directors sitting on the board.

        5.4. Vacancies. Any vacancy in any office created by the death, resignation, or removal of an officer may be filled by the board of directors. An individual appointed to fill a vacant office shall serve at the pleasure of the board of directors until a successor is elected, or such officer dies, resigns, or is removed.

        5.5. President. The president shall be the chief executive officer of Corporation. The president shall preside at all meetings of the shareholders. The president shall supervise and manage the business of Corporation. The president shall supervise the execution of all actions and resolutions of the board of directors. The president shall execute all documents on behalf of Corporation, except when the law or the board of directors permits or requires another officer or agent to execute a document on behalf of Corporation.

        5.6. Secretary. The secretary or any assistant secretary shall be responsible for performing the following tasks: (i) recording the minutes of all shareholder and director meetings in one or more books provided for such purpose; (ii) preparing the agenda for shareholder and director meetings in accordance with the provisions of these bylaws or as required by law; (iii) serving as the custodian of Corporation's records and affixing the corporate seal to any instrument when authorized by the board of directors; (iv) distributing the minutes of all shareholder and director meetings to the shareholders and directors, respectively; and (v) performing all other duties incident to the office of secretary and such other duties as from time to time assigned to the secretary by Corporation's president or board of directors.

        5.7. Chief Financial Officer. The chief financial officer or any assistant chief financial officer shall be responsible for performing the following tasks: (i) serving as custodian for all funds and securities of Corporation; (ii) receiving and giving receipts for monies due and payable to Corporation from any source whatsoever; (iii) depositing all such monies received by Corporation in such banks, trust companies, or other depositories as selected by Corporation's board of directors; (iv) dispersing Corporation's funds as may be ordered by the board of directors and collecting proper vouchers for such disbursements; (v) making financial reports to the shareholders at each annual shareholders' meeting and at such other meeting of shareholders as requested; (vi) performing any task or obligation required of a treasurer of a corporation; and (vii) performing all other duties incident to the office of chief financial officer and such other duties as from time to time assigned to the chief financial officer by Corporation's president or board of directors. If required by the board of directors, the chief financial




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officer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine.

        5.8. Vice President and Assistant Officers. If one or more vice presidents is elected by Corporation's board of directors, they shall have such powers and perform such duties as from time to time may be determined by the board of directors or as from time to time may be delegated by the president. Furthermore, in the absence or disability of the president, the vice-president, or the most senior vice president if there are more than one, shall perform all of the duties of the president and, in such performance, shall have all the powers of, and be subject to all the restrictions upon, the president. Assistant officers shall have such powers and perform such duties as from time to time may be determined by the board of directors, the president, or the officer who he or she is assisting. Furthermore, in the absence or disability of an officer, the assistant to such officer, if any, shall perform the duties of such officer and, in such performance, shall have all the powers of and, be subject to all the restrictions upon, such officer.

        5.9. Salaries. The salaries of the officers may be fixed from time to time by the board of directors.


                                    ARTICLE 6

                          CONTRACTS AND FISCAL MATTERS

        6.1. Contracts. The board of directors may authorize any officer(s) or agent(s) to enter into any contract or execute and deliver any instrument in the name of and on behalf of Corporation, and such authority may be general or confined to specific instances.

        6.2. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, and notes or other evidences of indebtedness issued in the name of Corporation, shall be signed by such officer(s) or agent(s) of Corporation and in such manner as may be determined by resolution of the board of directors.




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        6.3. Deposits. All funds of Corporation not otherwise committed shall be deposited from time to time to the credit of Corporation in such banks, trust companies, or other depositories as the board of directors may by resolution select and as permitted by law.

        6.4. Facsimile Signatures. Checks, drafts, documents, contracts, and agreements of Corporation may be authenticated by a facsimile of the signature of an officer of Corporation duly authorized to execute such document in lieu of an actual signature of such officer.


                                    ARTICLE 7

                                 CORPORATE SEAL

        The board of directors may provide a corporate seal which shall be circular in form and have inscribed on it the name of Corporation, the state of Corporation's incorporation, and the phrase "Corporate Seal."


                                    ARTICLE 8

                                  CAPITAL STOCK

        8.1. Share Certificates.

             8.1.1. Every holder of the stock of Corporation shall be entitled to a share certificate signed by Corporation's president and secretary. The share certificates shall be in such form as prepared or approved by Corporation's board of directors.

             8.1.2. All share certificates shall be consecutively numbered. The name of the shareholder owning the shares evidenced thereby, together with the number of such shares, the date of issuance, and the class of stock represented thereby shall be entered upon Corporation's stock record.

             8.1.3. No share certificate shall be valid unless it is signed by Corporation's president and secretary and sealed with the corporate seal.

             8.1.4. All share certificates surrendered to Corporation shall be cancelled. No new share certificate evidencing outstanding shares of Corporation shall be issued unless and until (i) the former certificate for the same shares has been surrendered and cancelled, or (ii) some reason acceptable to the board of director is given for the failure to surrender the share certificate such as the certificate's loss or destruction, or as otherwise permitted in a buy-sell agreement.




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        8.2. Restrictions on the Transferability of Shares. No securities of
Corporation and no certificate representing such securities shall be transferred in violation of (i) any law, (ii) any restriction on such transfer set forth in Corporation's certificate of incorporation or these bylaws, or any amendments to either, (iii) any restriction contained in any stock subscription agreement, stock repurchase agreement, buy-sell agreement, or other agreement or commitment effecting Corporation's shares, or (iv) any restrictive legend imprinted on a share certificate evidencing such shares.


                                    ARTICLE 9

                  DIVIDENDS AND WORKING CAPITAL OF CORPORATION

        9.1. Dividends. The board of directors may declare dividends to shareholders from the surplus or net profits of Corporation as permitted by Delaware law. All dividends, when and if declared, shall be payable at such times as the board of directors shall determine.

        9.2. Working Capital. Before the payment of any dividends or the making of any distributions of net profits, the board of directors may set aside out of Corporation's net profits such amounts as the board, in its discretion, deems appropriate for inclusion in Corporation's working capital or as a reserve fund to meet contingencies. The board of directors may increase, diminish, or vary the capital or such reserve fund.


                                   ARTICLE 10

                          INDEMNIFICATION OF DIRECTORS,

                      OFFICERS, EMPLOYEES, AND OTHER AGENTS

        10.1. Definitions. For the purposes of this Article 10; (i) the term "agent" shall mean and refer to (a) any individual who is or was a director or elected officer of Corporation, or (b) any officer, employee, or agent of Corporation for whom Corporation has agreed in writing to provide the indemnification available under this Article 10; (ii) the term "proceeding" shall mean and refer to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and (iii) the term "expenses" shall include, without limitation, attorneys' fees, expert fees, consultant fees, and all costs and expenses incurred in any proceeding or in establishing a right to indemnification under this Article 10.




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        10.2. Proceedings Against Agent. Corporation shall have the power to indemnify any agent who was or is a party, or is threatened to be made a party, to any proceeding (other than a proceeding against the agent brought by or on behalf of Corporation seeking a judgment or determination in Corporation's favor) against any expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred by such agent in connection with such proceeding. Corporation's power to indemnify an agent extends only to those circumstances in which the agent acted in good faith and in a manner which the agent reasonably believed to be in the best interests of Corporation or, in the case of criminal proceeding, in which the agent had no reasonable cause to believe that his or her conduct was unlawful. The termination of any proceeding against an agent by judgment, order, settlement, or conviction upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that the agent did not act in good faith or in a manner which the agent reasonably believed to be in the best interests of Corporation, or that the agent had reasonable cause to believe that his or her conduct was unlawful.

        10.3. Actions Instituted by Corporation. Corporation shall have the power to indemnify any agent who was or is a party, or who is threatened to be made a party, to any proceeding instituted by or on behalf of Corporation to procure a judgment in Corporation's favor against expenses actually and reasonably incurred by such agent in connection with the defense or settlement of such proceeding if the agent acted in good faith and in a manner that the agent believed to be in the best interests of, or not opposed to the interest of, Corporation and its shareholders. Notwithstanding the foregoing, Corporation shall not indemnify any agent or other person for any expenses or other costs pursuant to this Article 10.3 in any of the following situations:

              10.3.1. An agent has been adjudged to be liable to Corporation in the performance of such agent's duties to Corporation with respect to any claim, issue, or matter raised in a proceeding, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the agent is fairly and reasonably entitled to indemnity for certain expenses; or

              10.3.2. An agent incurs expenses in defending, paying, or settling or otherwise disposing of a pending proceeding, without court approval.

        10.4. Successful Defense by Agent. To the extent that an agent has successful on the merits in the defense of any proceeding, or in defense of any claim, issue, or matter arising therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.




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        10.5. Approval of the Board of Directors. Except in the case of a successful agent as provided in Article 10.4 above, Corporation shall not indemnify any agent unless and until a court orders Corporation to do so or a decision to that effect is made in accordance with the guidelines described in this Article 10 has been rendered by (i) the board of directors by unanimous vote of a quorum of directors who are not parties to the proceeding, or (ii) written opinion of independent legal counsel if a quorum of nonparty directors is not available.

        10.6. Advance of Expenses. Prior to a final disposition of a proceeding, Corporation may advance to an agent who is a defendant in a proceeding the expenses the agent has incurred or will incur upon receipt of an undertaking by or on behalf of the agent to repay such amounts if the agent is not indemnified in accordance with this Article 10.

        10.7. Limitation on Indemnification.

              10.7.1. No Indemnification When Contradictory to Prior Agreement. No indemnification or advance shall be made under this Article 10 in any circumstance where it appears that such indemnification would be inconsistent with or contradictory to (i) a provision of Corporation's certificate of incorporation, these bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred, or (ii) any condition expressly imposed by a court in approving a settlement.

              10.7.2. No Indemnification of Fiduciaries of Employee Benefit Plan. This Article 10 shall not be construed to apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan even though such person may also be an agent of Corporation. However, Corporation may indemnify, purchase, and maintain insurance on behalf of, any such trustee, investment manager, or other fiduciary of an employee benefit plan who is a director, officer, or employee of Corporation, or of any subsidiary or affiliate of Corporation.

              10.7.3. No Indemnification for Amounts Paid in Settlement. Corporation shall not be liable to indemnify any agent under this Article 10 for
(i) any amounts which the agent pays in settlement of any proceeding effected without Corporation's prior written consent, which consent shall not be unreasonably withheld, or (ii) any judicial award ordered when Corporation was not given a reasonable and timely opportunity to participate, at its expenses, in the defense of such proceeding.




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              10.7.4. No Duplication of Payments. Corporation shall not be liable under this Article 10 to pay any expenses of an agent to the extent the agent has otherwise received payment of such expenses for which the agent could be indemnified against hereunder, whether under a policy of insurance, agreement, vote, or otherwise.

        10.8. Indemnity Not Exclusive. The indemnification provided in this
Article 10 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under Corporation's certificate of incorporation, these bylaws, any agreement, the affirmative vote of the holders of a majority of Corporation's common stock or the unanimous vote of a quorum of disinterested directors, or otherwise, both as to actions taken in an official capacity and as to actions taken in another capacity while holding such office, to the extent that the additional rights to indemnification are authorized in the certificate of incorporation. The rights of indemnity hereunder shall continue as to an agent who has ceases to be a director, to the benefit of the successors, assigns, heirs, legatees, executors, and administrators of such agent. Nothing contained in this Article 10 shall affect, impair, or limit any right to indemnification which any agent or other person may have by virtue of a contract with Corporation. Any amendment, repeal, or modification of this
Article 10 shall not adversely affect an agent's rights respecting any actions occurring or accruing prior to such amendment, repeal, or modification.

        10.9. Insurance. Corporation may purchase and maintain, or cause to be purchased and maintained, insurance on behalf of any agent to cover any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not Corporation would have the power to indemnify the agent against that liability pursuant to the provisions of this Article 10.

        10.10. Subrogation. In the event of payment under this Article 10, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the agent, who shall execute all documents necessary to effect the same and shall do everything that may be necessary or appropriate to secure such rights, including the execution of such documents as may be necessary to enable Corporation effectively to bring suit to enforce its rights of subrogation.




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                                   ARTICLE 11

                                   AMENDMENTS

        These bylaws, or any one of them, may be amended, modified, or repealed, or new bylaws adopted, by the affirmative vote of a majority of all members of Corporation's board of directors or the affirmative vote of the holders of a majority of all outstanding shares of Corporation's common stock.






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

                               AMENDMENT TO BYLAWS
                      OF PACIFICARE BEHAVIORAL HEALTH, INC.

        This AMENDMENT TO BYLAWS OF PACIFICARE BEHAVIORAL HEALTH, INC. (this "Amendment to Bylaws") is effective on and as of January 31, 1995, with reference to the following facts:


                                    RECITALS:

        WHEREAS, as of November 26, 1992, the board of directors of PacifiCare Behavioral Health, Inc., a Delaware corporation ("Corporation"), ratified those certain bylaws of Corporation as the official bylaws (the "Bylaws"); and

        WHEREAS, effective January 31, 1995, Corporation's sole shareholder, PacifiCare Health Systems, Inc., a Delaware corporation ("PHS"), approved the amendment of Article 3, Section 3.2 of the Bylaws.

        NOW THEREFORE, the Bylaws are amended as follows:

        1. Article 3, Section 3.2 of the Bylaws are deleted in its entirety and the following provision is substituted therefore:

        "3.2 Number and Qualification. The board of directors of Corporation shall consist of not less than three nor more than seven (7) directors. The authorized number of directors of Corporation shall be four (4). The authorized number of directors may be changed by a bylaw amending this section, duly adopted by the board of directors or by the shareholders."

        2. Except as revised herein, the Bylaws, and each one of them, are not further amended, modified, or revised.

        3. The Bylaws, as amended by this Amendment to Bylaws, shall remain in full force and effect and shall be enforced in accordance with their terms.

        4. The official bylaws of Corporation shall consist of the Bylaws adopted on November 26, 1992 and this Amendment to Bylaws.




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